As filed with the Securities and Exchange Commission on October 5, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             U.S. TRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW YORK                                            13-3818952
 (State or other jurisdiction                               (I.R.S. employer
of incorporation or organization)                        identification number)

                              114 WEST 47TH STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 852-1000
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                RICHARD B. GROSS
                      MANAGING DIRECTOR AND GENERAL COUNSEL
                             U.S. TRUST CORPORATION
                              114 WEST 47TH STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 852-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times as may be determined by the selling shareholders after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]__________________.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]________________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                             ----------------------

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
           TITLE OF                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
          SHARES TO                AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
      BE REGISTERED (1)           REGISTERED (2)          PER UNIT (3)             PRICE (3)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common shares, par value $1.00
per share (and associated rights
to Purchase Series A
Participating Cumulative
Preferred Shares).............        161,485               $77.53125           $12,520,133.91           $3,480.60
========================================================================================================================

(1)  The associated rights are presently attached to, and transferable only with, the common shares. The value attributable to the rights (if any) is included in the proposed maximum offering price of the common shares.

(2)  Represents an estimate of the maximum number of common shares that the selling shareholders may receive in connection with the merger described in this Registration Statement.

(3)  Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee (based on the average of the high and low prices per U.S. Trust Corporation common share as reported on the New York Stock Exchange on September 29, 1999).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

RED HERRING TEXT
----------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
October 5, 1999



                             U.S. TRUST CORPORATION

                              161,485 COMMON SHARES
                             (and associated Rights)




     This document relates to an offering by the selling shareholders of up to 161,485 common shares of U.S. Trust Corporation.

     The selling shareholders acquired the shares offered by this document in connection with our acquisition of NCT Holdings, Inc. U.S. Trust will not receive any of the proceeds from the sale of the shares offered by this document.

     The selling shareholders have informed us that they propose to offer the shares offered by this document from time to time and in any of several different ways. The selling shareholders may offer shares:

     o    through brokers in ordinary brokerage transactions,

     o    to underwriters or dealers in negotiated transactions or

     o    by a combination of these methods of sale.

     The selling shareholders may offer their shares at various prices, including:

     o    at fixed prices,

     o    at market prices at the time of sale,

     o    at prices related to prevailing market prices or

     o    at negotiated prices.

     U.S. Trust's New York Stock Exchange symbol is "UTC." On October 4, 1999, the closing price reported on the New York Stock Exchange was $80 5/16 per share.



--------------------------------------------------------------------------------
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE OFFERED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS ADEQUATE OR ACCURATE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

THE SECURITIES TO BE OFFERED UNDER THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

              THE DATE OF THIS PROSPECTUS IS             , 1999.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
U.S. Trust Corporation ....................................................    2
Where You Can Find More Information .......................................    3
The Selling Shareholders ..................................................    5
Description of the Rights .................................................    7
Plan of Distribution ......................................................    8
Use of Proceeds ...........................................................    9
Cautionary Statement Regarding Forward-Looking Statements .................    9
Validity of Common Shares .................................................   10
Experts ...................................................................   10


                             U.S. TRUST CORPORATION

     U.S. Trust is a bank holding company registered under federal law and incorporated in New York. Through its subsidiaries, U.S. Trust engages in two principal businesses:

     1. Personal Wealth Management Services. U.S. Trust provides a complete array of financial services for affluent individuals and families. These services, which we refer to as "personal wealth management services," include:

          o investment management, including domestic and international equities, fixed income securities and alternative investments, like venture capital and real estate,

          o    investment consulting,

          o    trust and estate administration,

          o    financial and estate planning and

          o    private banking.

     U.S. Trust has been engaged in the personal wealth management business since 1853. In 1982, U.S. Trust began expanding its presence beyond its New York City headquarters. Today, U.S. Trust has offices in nine states and the District of Columbia. U.S. Trust anticipates that its national expansion will continue over the next several years.

     The cornerstone of U.S. Trust's services to individuals and families is investment management. At June 30, 1999, personal assets under management were about $53 billion.

     2. Institutional Services. The "institutional services" that U.S. Trust provides include:

          o    investment management,

          o    corporate trust,

          o    special fiduciary services and

          o    brokerage services.

          These services are provided to:

          o    endowments,

          o    foundations,

          o    pension plans and

          o    other institutional clients.

     U.S. Trust's institutional investment management business offers a wide range of investment options for clients, including balanced portfolios, specialized domestic and international equity investment styles, structured investments, real estate, fixed-income vehicles and short-term cash management. Institutional clients can also utilize U.S. Trust's Excelsior mutual fund family, which offers all major asset classes. At June 30, 1999, U.S.
Trust managed about $25 billion for its institutional clients.

     U.S. Trust's principal competitors are other investment management companies, brokerage firms, mutual fund companies and banking institutions. No one competitor or industry dominates the markets in which U.S.
Trust operates.

     U.S. Trust's principal subsidiary is United States Trust Company of New York, a state-chartered bank and trust company. U.S. Trust has other banking and non-banking subsidiaries with offices located in California, Connecticut, Florida, New Jersey, North Carolina, Oregon, Pennsylvania, Texas and Washington, D.C.

     U.S. Trust often looks at acquiring other companies. Any future acquisition could be material, in terms of assets acquired or liabilities assumed, to U.S. Trust's financial condition. It is possible that an acquisition may result in dilution of book value and net income per U.S. Trust common share.

     U.S. Trust's principal executive offices are located at 114 West 47th Street, New York, New York 10036 and its telephone number is (212) 852-1000.


                       WHERE YOU CAN FIND MORE INFORMATION

THE REGISTRATION STATEMENT

     We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the shares of common stock and the associated preferred stock purchase rights offered by this document. We sometimes refer to these common shares and associated rights collectively as the "shares offered by this document." For more information concerning the preferred stock purchase rights, see "Description of the Rights" on page 7.

     The registration statement that we filed with the SEC, including the attached exhibits and schedules, contains additional relevant information about U.S. Trust and the shares offered by this document. The SEC allows us to omit some information included in the registration statement from this document. You should read the entire registration statement in order to obtain this additional information.

FILINGS WITH THE SEC

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 on a regular basis. You may read and copy this information at the following locations of the SEC:


Public Reference Room     New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300             500 West Madison Street
Washington, D.C.  20549   New York, New York 10048           Suite 1400
                                                    Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You can obtain more information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like U.S. Trust, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about U.S. Trust at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

     THE SEC ALLOWS US TO "INCORPORATE BY REFERENCE" INFORMATION INTO THIS DOCUMENT. THIS MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING YOU TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE SEC. This information incorporated by reference is a part of this document, unless we provide you with different information in this document.

     This document incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about U.S. Trust and its financial condition.


U.S. TRUST COMMISSION FILINGS
(FILE NO. 0-20469)                         PERIOD COVERED OR DATE FILED
-----------------------------              ----------------------------

Annual Report on Form 10-K                 Year ended December 31, 1998

Quarterly Reports on Form 10-Q             Quarters ended March 31, 1999 and
                                           June 30, 1999

The description of common shares set       Filed pursuant to Section 12 of the
forth in the Registration Statement        Securities Exchange Act of 1934 on
on Form 10                                 September 5, 1995, including any
                                           amendment or report filed with the
                                           SEC for the purpose of updating the
                                           description

The description of the Rights              Filed pursuant to Section 12 of the
associated with U.S. Trust common          Securities Exchange Act of 1934 on
shares set forth in the Registration       April 13, 1999, including any
Statement on Form 8-A                      amendment or report filed with the
                                           SEC for the purpose of updating the
                                           description

     U.S. Trust also incorporates by reference additional documents that we may file with the SEC between the date of this document and the date that the offering of the common shares is terminated. These documents include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, other Current Reports on Form 8-K and proxy statements.



     You can obtain any of the documents incorporated by reference in this document from us or from the SEC through the SEC's web site at the address above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this document. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

                       Corporate Communications Department

                             U.S. Trust Corporation

                              114 West 47th Street

                            New York, New York 10036

                            Telephone: (212) 852-1000



OTHER INFORMATION

     We have not authorized anyone to give you any information about us or this offering that is different from what we tell you in this document or in any of the materials that we have incorporated into this document. If anyone gives you any other information about us, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the common shares offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.


                            THE SELLING SHAREHOLDERS

     The shares offered by this document are being offered by the selling shareholders named below. The selling shareholders acquired their common shares as a result of our acquisition of NCT on August 31, 1999. Each of the selling shareholders is listed below, together with the number of common shares he or she beneficially owns as of October 4, 1999 and the number of common shares offered by this document. Because the selling shareholders may not sell all, or any, of the common shares by means of this document, we do not know the number each will own after this offering.

                                                       COMMON SHARES            COMMON SHARES

                                                    BENEFICIALLY OWNED ON       OFFERED BY THIS

                    SELLING SHAREHOLDERS              OCTOBER 4, 1999*             DOCUMENT

Sue W. Cole ......................................         33,804                   30,786

Sue W. Cole, as Custodian

  for Suzanne Marie Cole (NCUTMA) ................          2,016                    2,016

Donaldson, Lufkin & Jenrette, as Custodian

  for the Sue W. Cole IRA ........................          4,245                    4,245

Donaldson, Lufkin & Jenrette, as Custodian

  for W. Gordon Cole .............................          4,223                    4,223

Pamela H. Hassenfelt .............................         17,791                   17,791

Pamela H. Hassenfelt, as Custodian

  for Louisa H. Hassenfelt (NCUTA) ...............          4,536                    4,536

Pamela H. Hassenfelt, as Custodian

  for Molly Fortune Hassenfelt (NCUTA) ...........          4,536                    4,536

Pamela H. Hassenfelt, as Custodian

  for Alexandra H. Hassenfelt (NCUTA) ............          4,536                    4,536

Pamela H. Hassenfelt, as Custodian

  for Adelaide Craig Hassenfelt (NCUTA) ..........          4,536                    4,536

Stephen C. Hassenfelt ............................         88,770                   84,260

Stephen C. Hassenfelt, as Custodian

  for Stephen Payne Clark (NCUTA) ................             20                       20

     TOTAL: ......................................        169,013                  161,485

--------------------------------------------

*    Includes common shares beneficially owned through The Employee Stock Ownership Plan of NCT Holdings, Inc. and U.S. Trust Company of North Carolina. These common shares are not being offered by this document.


     As a result of our acquisition of NCT, NCT is now our subsidiary and North Carolina Trust Company, which has been renamed U.S. Trust Company of North Carolina, is now a wholly owned subsidiary of NCT. Each of Ms. Cole and Mr. Hassenfelt is an officer and director of U.S. Trust Company of North Carolina. In connection with the acquisition, each of Ms. Cole and Mr. Hassenfelt signed employment agreements with U.S. Trust and U.S. Trust Company of North Carolina for five-year terms.

                            DESCRIPTION OF THE RIGHTS

     On August 29, 1995, U.S. Trust's board of directors declared a dividend granting shareholders one "right" for each outstanding U.S. Trust common share they owned. U.S. Trust gave these rights to shareholders who owned shares on September 1, 1995. In addition, U.S. Trust issued and will issue one right with each common share issued after September 1, 1995 and before the distribution date and with some common shares issued after the distribution date. The "distribution date" is defined below.

ATTRIBUTES OF THE RIGHTS

     If a right becomes exercisable, the owner has the option to purchase from U.S. Trust 1/200th of a U.S. Trust preferred share, at an initial price of $75.00. However, until the distribution date:

     o    the rights cannot be exercised,

     o U.S. Trust shareholders will not receive a separate certificate for the rights and

     o    the rights will be transferable only with U.S. Trust common shares.

     In addition, each right will entitle its holder to purchase for $75.00 common shares with a market value of $150.00 of any company that:

     o owns or is controlled by any person who owns more that 20% of the common shares of U.S. Trust and

     o merges with U.S. Trust or purchases more than 50% of the assets of U.S. Trust.

     The rights will expire on September 1, 2005, and U.S. Trust can redeem them before that time.

THE DISTRIBUTION DATE

     The "distribution date" is the earliest date on which either of the following occurs:

     o any person, other than persons related to U.S. Trust, or group acquires, or obtains the rights to acquire, beneficial ownership of 20% or more of U.S. Trust's common shares that are then outstanding, or

     o in the case of a potential acquisition by any person, other than some persons related to U.S. Trust, of beneficial ownership of 25% or more of U.S. Trust's outstanding common shares, the tenth day after the earliest to occur of particular filings with U.S. Trust's regulators that indicate a possible change in control.

EFFECT OF THE RIGHTS

     The rights will not prevent a takeover of U.S. Trust. They may, however, make a takeover of U.S. Trust by another entity less likely. You can find a complete description of the rights and the related preferred shares in U.S. Trust's Registration Statement on Form 8-A, dated April 13, 1999, for the registration of the rights. This document incorporates by reference the information contained in the 8-A Registration Statement. We have only summarized the rights in this document, therefore you should read the full description of the rights to gain a complete understanding of their effect on U.S. Trust and its shareholders.

                              PLAN OF DISTRIBUTION

METHODS OF DISTRIBUTION BY SELLING SHAREHOLDERS

     The selling shareholders have informed us that they propose to offer for sale the shares offered by this document from time to time and in several different ways. For example, they may make sales:

     o    on the New York Stock Exchange,

     o on another stock exchange or interdealer quotation system on which our common shares are quoted or listed at the time,

     o    through negotiated transactions or

     o otherwise at prices related to prevailing market prices or at negotiated prices.

     From time to time, one or more of the selling shareholders may offer the shares offered by this document through brokers, dealers or agents, who may receive compensation in the form of concessions or commissions from the selling shareholders, agents and/or the purchasers for whom they may act as agent.

PREPARATION OF AN ADDITIONAL PROSPECTUS

     If necessary, we will prepare another document to describe the method of sale in greater detail. As of the date of this document, we do not know of any arrangements by the selling shareholders to sell their shares, nor do we know which brokerage firms the selling shareholders may select to sell their shares. In addition, the selling shareholders may sell their shares without the aid of a registration statement if they follow SEC rules.

PARTIES THAT MAY BE DEEMED UNDERWRITERS

     The selling shareholders and any brokers, dealers or agents that participate in the distribution of the shares offered by this document may be considered "underwriters." If the selling shareholders are considered underwriters, any profits on the sale of common shares by them and any associated discounts or commissions may be considered underwriting compensation. In addition, if a selling shareholder is considered an underwriter, that selling shareholder may be subject to liability for misstatements and omissions in the registration statement relating to this document.

REGULATION OF SALES BY SELLING SHAREHOLDERS

     The selling shareholders and any other person participating in a sale or distribution of the shares offered by this document will be subject to applicable provisions of the Securities Exchange Act of 1934, which is the federal statute regulating sales of securities. Some SEC rules and regulations, including some limitations on activities during securities offerings and anti-fraud provisions, may limit when the selling shareholders, or any other person, may sell or purchase the common shares.

     In some jurisdictions, the securities laws require that the shares offered by this document be offered or sold only through registered or licensed brokers or dealers. In addition, in some jurisdictions the shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

EXPENSES

     We will not receive any part of the proceeds from the sale of the shares offered by this document. We will bear all expenses we incur in registering the shares with the SEC. Each of the selling shareholders will pay his or her own expenses, including brokerage commissions, personal legal fees or similar expenses, in offering and selling his or her shares.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sales of the shares offered by this document, but we will bear some of the expenses. See "Plan of Distribution
- Expenses" above for a description of the payment of expenses.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This document contains statements that anticipate or plan for the future. These forward-looking statements include statements about our future business plans and strategies, financial condition and results of operations, and other statements that are not historical. These statements may be:

     o    made directly in this document or

     o "incorporated by reference" to other documents U.S. Trust files with the SEC.

     You can find many of these statements by looking for words like "believes," "expects," "anticipates" and "estimates" and for similar expressions.

     Because forward-looking statements involve assumptions and future risks and uncertainties, there are factors that could cause the actual results to differ materially from those expressed or implied. For example, a few uncertainties that could affect the accuracy of forward-looking statements include:

     o competitive pressures in the investment or asset management, corporate fiduciary or private banking industries may increase significantly,

     o general economic or business conditions, both domestic and foreign, may be less favorable than expected, resulting in lower than expected revenues, among other things,

     o financial market performance, both domestic and foreign, may be less favorable or more volatile than expected, resulting in lower than expected revenues, among other things,

     o legislative or regulatory changes may adversely affect the businesses in which U.S. Trust engages,

     o necessary technological changes, including changes to address "Year 2000" data systems issues, may be more difficult or expensive to make than anticipated or Year 2000 issues at other companies may adversely affect operations and

     o    adverse changes may occur in the securities markets.

     You should not unduly rely on these forward-looking statements, which are correct only as of the date of this document or the date of any document incorporated by reference.

     If either U.S. Trust or NCT, or any person acting on our behalf, makes any subsequent written or oral forward-looking statements, these statements are qualified in total by the cautionary statements contained or referred to in this section. U.S. Trust undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.


                            VALIDITY OF COMMON SHARES

     The validity of the shares being offered by this document has been passed upon for U.S. Trust by our General Counsel, Richard B. Gross, Esq. Mr. Gross beneficially owns less than 1% of the outstanding common shares of U.S. Trust.


                                     EXPERTS

     The consolidated balance sheets of U.S. Trust as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, included in U.S. Trust's 1998 Annual Report on Form 10-K are incorporated by reference in this document in reliance upon the report of PricewaterhouseCoopers LLP, independent auditors, incorporated by reference in this document upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling shareholders:


          Registration Statement Filing Fee...............  $ 3,480.60
          Legal Fees and Expenses.........................   10,000.00
          Accounting Fees and Expenses....................   10,000.00
          Printing Costs..................................       N/A
          Miscellaneous Fees and Expenses.................        0
          Total...........................................  $23,480.60
                                                            -----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V of the By-Laws of the Registrant provides as follows:

         "The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (a) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (b) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Corporation has consented to such settlement or other disposition and
         (c) the Corporation shall not be obligated to indemnify any person by reason of the adoption of this Article V if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this
         Article V.

         Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Corporation in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of the person seeking indemnification to repay such amount to the Corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

         Notwithstanding any other provision hereof, no repeal of this Article V, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

         The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Corporation's failure to do so shall not in any manner affect or limit the rights provided for by this
         Article V or otherwise.

         For purposes of this Article V, the term 'Corporation' shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions. For purposes of this Article V, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

         The rights granted pursuant to or provided by the foregoing provisions of this Article V shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation, bylaw, agreement or otherwise."

     The Registrant, as a New York corporation, is subject to the New York Business Law (the "B.C.L."). Section 721 of the B.C.L. provides that no indemnification may be made to or on behalf of any director or officer of a corporation if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled". Article V of the Registrant's By-Laws includes the foregoing statutory language.

     The rights granted under Article V of the By-Laws are in addition to, and are not exclusive of, any other rights to indemnification and expense to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to their actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such action or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

     A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage to which they were not legally entitled (B.C.L. Section 726). The Registrant has purchased insurance covering expenditures by it and its subsidiaries which might arise in connection with the lawful indemnification of directors and officers for certain liabilities and expenses, and insurance insuring directors and officers of the Registrant and its subsidiaries against certain other liabilities and expenses.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.                                DESCRIPTION
----------                                 -----------

4.1               Rights Agreement, dated as of September 1, 1995, between U.S.
                  Trust and First Chicago Trust Company of New York, as Rights Agent. (Incorporated by reference to Exhibit 1 to U.S. Trust's Registration Statement on Form 8-A filed on September 5, 1995 for the registration under Section 12(g) of the Securities Exchange Act of 1934 of Rights to Purchase U.S. Trust's Series A Participating Cumulative Preferred Shares (the "8-A").)

4.2               Specimen certificate representing Rights to Purchase U.S.
                  Trust's Series A Participating Cumulative Preferred Shares. (Incorporated by reference to Exhibit A to Exhibit 1 to the 8-A, filed on September 5, 1995.)

5.1               Opinion of Richard B. Gross, Esq.

23.1              Consent of PricewaterhouseCoopers LLP. (formerly Coopers &
                  Lybrand L.L.P.)

23.2              Consent of Richard B. Gross, Esq.  (Included in Exhibit 5.1.)

24.1 Powers of Attorney. (Included in the signature pages of this Registration Statement.)


ITEM  17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

     (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 4, 1999.

                                     U.S. TRUST CORPORATION

                                     By: /s/ Richard E. Brinkmann
                                        --------------------------------------
                                        Richard E. Brinkmann
                                        Comptroller and Chief Planning Officer


                               POWERS OF ATTORNEY

The undersigned do hereby make, constitute and appoint H. Marshall Schwarz, Jeffrey S. Maurer and Richard E. Brinkmann, and each of them acting individually, his true and lawful attorneys-in-fact with full power to act without the other, to execute, deliver and file, for and on his or her behalf, and in his or her name and in his or her capacity as aforesaid, a Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement for filing with the Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"), and any other documents in support thereof, with respect to the Common Shares of U.S. Trust, hereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever as said attorney-in-fact or attorneys-in-fact may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in the capacity or capacities as aforesaid, hereby ratifying and confirming all acts and things which said attorney or attorneys may do or cause to be done by virtue of these presents.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                                   TITLE
        ---------                                  --------


/s/ H. Marshall Schwarz
-------------------------------
   H. Marshall Schwarz                 Chairman of the Board and Director
                                          (Principal Executive Officer)



/s/ John L. Kirby
-------------------------------
   John L. Kirby                      Treasurer and Chief Financial Officer



/s/ Richard E. Brinkmann
-------------------------------
   Richard E. Brinkmann               Comptroller and Chief Planning Officer

        SIGNATURE                                   TITLE
        ---------                                  --------

/s/ Eleanor Baum
-------------------------------
   Eleanor Baum                                      Director



/s/ Samuel C. Butler
-------------------------------
   Samuel C. Butler                                  Director



/s/ Peter O. Crisp
-------------------------------
   Peter O. Crisp                                    Director



/s/ Philippe de Montebello
-------------------------------
   Philippe de Montebello                            Director



/s/ Robert E. Denham
-------------------------------
   Robert E. Denham                                  Director



/s/ Antonia M. Grumbach
-------------------------------
   Antonia M. Grumbach                               Director



/s/ Peter L. Malkin
-------------------------------
   Peter L. Malkin                                   Director



/s/ Jeffrey S. Maurer
-------------------------------                      President, Chief Operating
   Jeffrey S. Maurer                                 Officer and Director



/s/ David A. Olsen
-------------------------------
   David A. Olsen                                    Director



/s/ Carl H. P Pforzheimer, III
-------------------------------
   Carl H. P Pforzheimer, III                        Director

        SIGNATURE                                   TITLE
        ---------                                  --------


/s/ Maribeth S. Rahe
-------------------------------
   Maribeth S. Rahe                  Vice Chairman of the Board and Director



/s/ Philip L. Smith
-------------------------------
   Philip L. Smith                                   Director



/s/ John Hoyt Stookey
-------------------------------
   John Hoyt Stookey                                 Director



/s/ Frederick B. Taylor
-------------------------------
   Frederick B. Taylor             Vice Chairman of the Board, Chief Investment
                                               Officer and Director


/s/ Robert N. Wilson
-------------------------------
   Robert N. Wilson                                  Director



/s/ Ruth A. Wooden
-------------------------------
   Ruth A. Wooden                                    Director



Dated: October 4, 1999

                                               EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION                                          LOCATION
----------                      ----------                                           --------

4.1            Rights Agreement, dated as of September 1,          Incorporated by reference to Exhibit 1 to
               1995, between U.S. Trust and First Chicago          U.S. Trust's Registration Statement on
               Trust Company of New York, as Rights                Form 8-A filed on September 5, 1995 for
               Agent.                                              the registration under Section 12(g) of the
                                                                   Securities Exchange Act of 1934 of Rights
                                                                   to Purchase U.S. Trust's Series A
                                                                   Participating Cumulative Preferred Shares.

4.2            Form of Right Certificate.                          Incorporated by reference to Exhibit A to
                                                                   Exhibit 1 to U.S. Trust's Registration
                                                                   Statement on Form 8-A filed on September
                                                                   5, 1995 for the registration under Section
                                                                   12(g) of the Securities Exchange Act of
                                                                   1934 of Rights to Purchase U.S. Trust's
                                                                   Series A Participating Cumulative
                                                                   Preferred Shares.

5.1            Opinion of Richard B. Gross, Esq.                   Filed herewith.

23.1           Consent of PricewaterhouseCoopers LLP               Filed herewith.
               (formerly Coopers and Lybrand L.L.P.).

23.2           Consent of Richard B. Gross, Esq.                   Included in Exhibit 5.1.

24.1           Powers of Attorney.                                 Included in signature pages of this
                                                                   Registration Statement.